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                                                                    EXHIBIT 10.3

                               FIFTH AMENDMENT TO
                              AMENDED AND RESTATED
                           GOLD CONSIGNMENT AGREEMENT
                           DATED AS OF MARCH 30, 2001
                           --------------------------


         THIS FIFTH AMENDMENT is made as of the 27th of May, 2004, among SOVEREIGN BANK (formerly known as Rhode Island Hospital Trust National Bank), a Federal Savings Bank with an office at One Financial Plaza, 3rd Floor, Providence, Rhode Island 02903, as agent ("Agent") and as a bank ("Sovereign" and together with the other lending institutions from time to time collectively, the "Institutions"), SOVEREIGN PRECIOUS METALS, LLC, a Pennsylvania limited liability company ("LLC"), FINLAY FINE JEWELRY CORPORATION, a Delaware corporation ("Finlay") and EFINLAY, INC. a Delaware corporation ("eFinlay").

                                WITNESSETH THAT:
                                ----------------

         WHEREAS, Sovereign, Finlay and eFinlay are parties to a certain Amended and Restated Gold Consignment Agreement dated as of March 30, 2001, as amended by a First Amendment to Amended and Restated Gold Consignment Agreement dated as of December 31, 2001, as further amended by a Second Amendment to Amended and Restated Gold Consignment Agreement dated as of September 30, 2002, as further amended by a Third Amendment to Amended and Restated Gold Consignment Agreement dated as of April 4, 2003 and as further amended by a Fourth Amendment to Amended and Restated Gold Consignment Agreement dated as of July 6, 2003 (as amended, the "Consignment Agreement"), relating to the consignment by the Institutions to Finlay;

         WHEREAS, the parties desire to further amend and modify the Consignment Agreement in certain respects;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Article 1 of the Consignment Agreement is hereby amended by deleting the definition "Consolidated EBITDA" and replacing it with the following:

                  "Consolidated EBITDA" for any period, the sum of (a) the net income (or net loss from the operations of the Parent and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP (without giving effect to any extraordinary gains or non-cash extraordinary losses, but giving effect to cash extraordinary losses), plus (b) to the extent deducted in calculating such net income, income tax expense of the Parent and its Subsidiaries on a consolidated basis with respect to operations for such period, plus (c) to the extent deducted in calculating such net income, the amount of all depreciation and amortization of the Parent and its Subsidiaries on a consolidated basis for such period, plus (d) without double counting items taken into account in clause (c) above, all other non-cash charges or credits, including without limitation any charges or credits for such period relating to valuation of Inventory by application of the "LIFO"
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         method of accounting, provided, that such non-cash charges or credits cannot become cash in accordance with GAAP, plus (e) to the extent deducted in calculating such net income, Interest Expense of the Parent and its Subsidiaries on a consolidated basis for such period plus (f) any losses or gains resulting from the repurchase, acquisition or redemption of Senior Notes (2012), Senior Debentures, Senior Notes, Remaining Senior Debentures or Remaining Senior Notes
         (2008). Any calculation of Consolidated EBITDA for the Parent and its Subsidiaries for any period shall exclude any negative "Consolidated EBITDA" (as calculated solely for the Parent and its Subsidiaries) of up to $1,000,000."

         2. Article 1 of the Consignment Agreement is hereby further amended by adding the following new definition:

         "Remaining Senior Debentures: The Senior Debentures that have not been repurchased by the Parent as of May 27, 2004.

         Remaining Senior Notes (2008): The Senior Notes that have not been repurchased by Finlay as of May 27, 2004.

         Senior Notes (2012): Finlay's 8 3/8 % Senior Notes due 2012 in the original principal amount of $200,000,000 and any notes that may subsequently be issued in exchange for that are substantially identical in all material respects (other than with respect to any transfer restrictions

         3. Section 8.2.1 of the Consignment Agreement is hereby amended by deleting subsection (iii) in its entirety and replacing it with the following:

         "(iii) unsecured Current Liabilities of a Consignee or any Subsidiary thereof incurred in the ordinary course of business other than unsecured Current Liabilities for Indebtedness for Borrowed Money,"

         4. Section 8.2.1 of the Consignment Agreement is hereby further amended by deleting subsection (vi) in its entirety and replacing it with the following:

         "(vi) Indebtedness of Finlay evidenced by the Senior Notes (2012) in an aggregate amount not to exceed $200,000,000 and Indebtedness of Finlay evidenced by the Remaining Senior Notes (2008) in an amount not to exceed $10,000,000 in the aggregate;"

         5. Section 8.2.1 of the Consignment Agreement is hereby further amended by deleting the phrase "Senior Debentures" in subsection (xv) and replacing it with the phrase "Remaining Senior Debentures and Senior Debentures".

         6. Section 8.2.1 of the Consignment Agreement is hereby further amended by adding the following new subsection:

         "(xxi) Indebtedness of the Parent evidenced by the Senior Debentures and the Remaining Senior Debentures in an amount not to exceed $20,000,000 in the aggregate;"

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         7. Section 8.2.3 of the Consignment Agreement is hereby amended by deleting the phrase "Senior Debentures" from subsection (xv) and replacing it with the phrase "Senior Debentures and Remaining Senior Debentures".

         8. Section 8.2.4(E) of the Consignment Agreement is hereby amended by deleting the phrase "Senior Debentures" and replacing it with "Senior Debentures and Remaining Senior Debentures".

         9. Section 8.2.4 of the Consignment Agreement is hereby further amended by adding the following new subsections:

            "(G) Finlay may make payments (1) in the form of a dividend to the Parent to allow Parent to repurchase a portion of the outstanding Senior Debentures; (2) of principal and interest on, or to repurchase, acquire or redeem Remaining Senior Debentures; (3) as due and owing under the Tax Allocation Agreement in an amount not to exceed $37,000,000; and (4) with respect to the foregoing clauses (1) - (3), to pay, and to fund the payment by the Parent of, certain call premiums, consent fees and related fees and expenses due with respect thereto, provided, that immediately after giving effect to any such repurchase, acquisition of Remaining Senior Debentures or repurchase of Senior Debentures, Finlay shall have the ability to draw an additional revolving advances under the Dollar Facility in the amount of at least $15,000,000."

            (H) Finlay may, from time to time, repurchase, acquire or redeem Remaining Senior Notes (2008) or Senior Notes (2012); provided, that such Remaining Senior Notes (2008) or Senior Notes (2012), as the case may be, are repurchased at prices deemed favorable by Finlay's board of directors; provided, further, solely with respect to the Senior Notes (2012), that the amount of such Senior Notes (2012) repurchased under this clause (ii) shall not exceed $25,000,000 plus the Additional Repurchase Amount (as defined in the Dollar Facility) in the aggregate;"

            (I) the Parent may, from time to time, repurchase, acquire or redeem Remaining Senior Debentures; provided, that such Remaining Senior Debentures are repurchased at prices deemed favorable by the Parent's board of directors".

         10. Section 8.2.4(C)(4) of the Consignment Agreement is hereby further amended by deleting the phrase "Senior Debentures and Senior Notes" in the fourth line thereof in its entirety and replacing it with the following phrase:
"Senior Notes (2012), Senior Debentures, Remaining Senior Debentures or Remaining Senior Notes (2008)".

         11. Section 8.2.8 of the Consignment Agreement is hereby amended by deleting the phrase "Senior Notes" and replacing it with "Senior Notes (2012) and the Remaining Senior Notes (2008)".

         12. Section 8.2.8 of the Consignment Agreement is hereby further amended by deleting the word "and" before "(ii)" and by adding the following new subsection: "and (iii) regular, scheduled payments by the Parent of interest on the Senior Debentures and the Remaining Senior Debentures."

                                      -3-
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         13. Section 9.1 of the Consignment Agreement is hereby amended by deleting the words "Senior Notes" and "Senior Debentures" in all places where they appear in subsections (f) and (g) and replacing them with "Senior Notes 2012 and Remaining Senior Notes 2008" and "Senior Debentures and Remaining Senior Debentures" respectively.

         14. Section 9.1 of the Consignment Agreement is hereby further amended by deleting the words "Senior Debentures" in subsection (s) and replacing them with "Senior Debentures and Remaining Senior Debentures".

         15. Finlay and eFinlay each hereby grant and reconfirm the security interest granted to Agent pursuant to the Security Agreement.

         16. By signing below the Institutions hereby consent to the following:

         (a) the issuance by Finlay of the Senior Notes (2012), (b) the repurchase by Finlay of outstanding Senior Notes, (c) the payment by Finlay of
(i) dividends to the Parent to allow the Parent to repurchase a portion of the outstanding Senior Debentures (including the payment of certain call premiums, consent fees and other expenses due in connection therewith) and (ii) up to $37,000,000 to Parent as repayment of certain amounts owing by Finlay to Parent under the Tax Allocation Agreement, provided, that the Parent shall use such amounts repaid by Finlay solely to repurchase Senior Debentures (including the payment of certain call premiums, consent fees and other expenses due in connection therewith) and (d) the due execution and delivery by (i) Finlay (with the consent of the holders of the Senior Notes) of the Second Supplemental Indenture to the Senior Note Indenture, dated as of June 3, 2004, between Finlay and HSBC Bank USA (formerly known as Marine Midland Bank), as trustee and (ii) the Parent (with the consent of the holders of the Senior Debentures) of the Second Supplemental Indenture to the Senior Debenture Indenture, dated as of June 3, 2004 between the Parent and HSBC Bank USA (formerly known as Marine Midland Bank), as trustee. If the Senior Notes (2012) have not been issued on or prior to June 25, 2004, this consent and Fifth Amendment shall expire and the provisions of this Section 17 shall be of no further force and effect.

         17. (a) The consents to the Consignment Agreement contained in Section 17 above shall become effective on the date this Fifth Amendment to Amended and Restated Gold Consignment Agreement has been duly executed and delivered to Finlay and the Institutions.

             (b) The amendment to Consignment Agreement contained herein shall become effective as of June 3, 2004 (the "Effective Date") only if at such time
(i) the conditions set forth in the preceding clause (a) have been satisfied, and (ii) all of the conditions set forth in (x) the Offer to Purchase and Consent Solicitation Statement, dated as of May 7, 2004, relating to the Senior Debentures (other than the Bank consent Condition as defined therein) and (y) the Offer to Purchase and Consent Solicitation Statement, dated as of May 7, 2004, relating to the Senior Notes (other than the Bank Consent Condition as defined therein) shall have been satisfied.

         18. The Institutions hereby consent to the termination by the Parent and Finlay of the Tax Allocation Agreement pursuant to the terms contained therein upon the satisfaction of all liabilities thereunder.

                                      -4-
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         19. Each of Finlay and eFinlay and the Agent hereby agree that, except as expressly provided herein, the terms and provisions of the Consignment Agreement remain unchanged and the Consignment Agreement remains in full force and effect in accordance with its terms. The term "Agreement" as used in the Consignment Agreement and all references to the Consignment Agreement in any other documents or agreements among any of the parties hereto which relate to either Finlay or eFinlay shall refer, from and after the date hereof, to the Consignment Agreement as amended and supplemented by this Fifth Amendment.

         20. Each of Finlay and eFinlay hereby ratifies and reaffirms that (i) the representations and warranties contained in the Consignment Agreement, as amended by the terms hereof, are true and correct as of the date hereof, except that references to financial statements shall refer to the latest financial statements furnished pursuant to the Consignment Agreement and (ii) no Event of Default (as defined in the Consignment Agreement) nor any event which with notice or the lapse of time, or both, would constitute an Event of Default exists as of the date hereof.









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         IN WITNESS WHEREOF, each of the parties hereto has caused this Fourth
Amendment to be executed in several counterparts, each of which shall be deemed to be an original as of the day and year first above written.

                                  SOVEREIGN BANK, as Agent and a Lender

                                  By:  /s/ Jan Stinchfield
                                       ----------------------------
                                       Name:  Jan Stinchfield
                                       Title: Vice President


                                  SOVEREIGN PRECIOUS METALS, LLC, as
                                  Agent and a Lender

                                  By:  /s/ Jan Stinchfield
                                       ----------------------------
                                       Name:  Jan Stinchfield
                                       Title: Vice President


                                  COMMERZBANK INTERNATIONAL S.A.

                                  By:  /s/ Manfred Jahns
                                       ----------------------------
                                       Name:  Manfred Jahns
                                       Title: Vice President


                                  FINLAY FINE JEWELRY CORPORATION

                                  By:  /s/ Bruce E. Zurlnick
                                       ----------------------------
                                       Name:  Bruce E. Zurlnick
                                       Title: Senior Vice President,
                                              Treasurer and CFO


                                  EFINLAY, INC.

                                  By:   /s/ Bruce E. Zurlnick
                                       ----------------------------
                                        Name:  Bruce E. Zurlnick
                                        Title: Senior Vice President,
                                               Treasurer and CFO



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